                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          ICF Kaiser International, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Paul Weeks, II
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

===============================================================================

                      [LOGO OF ICF KAISER APPEARS HERE]


                       ICF Kaiser International, Inc.
                              9300 Lee Highway
                        Fairfax, Virginia  22031-1207

===============================================================================


                                                                    May 20, 1994

Dear Shareholder:

     The 1994 Annual Meeting of Shareholders will be held on Friday, June 24, 1994, at ICF Kaiser International's headquarters, 9300 Lee Highway, Fairfax, Virginia 22031-1207. The matters on the meeting agenda are described on the following pages. The meeting will start promptly at 9:00 a.m.

     This year you are being asked to elect three directors, each to a three-year term expiring at the 1997 Annual Meeting of Shareholders. You also are being asked to approve the appointment of Coopers & Lybrand as the independent public accountants of ICF Kaiser International, Inc. for the fiscal year ending February 28, 1995. The Board of Directors recommends a vote FOR the election of the three directors and FOR the approval of the appointment of Coopers & Lybrand.

     If you are a shareholder of record, you will receive a proxy card for the shares of ICF Kaiser International, Inc. Common Stock you own. If you are a participant in the ICF Kaiser International, Inc. Employee Stock Ownership Plan, this proxy card also will include the number of shares allocated to you under this Plan. We urge you to mail in your proxy card as promptly as possible using the envelope enclosed with that card. Please mail your proxy card whether or not you plan to attend the June 24 meeting. Giving your proxy will not affect your right to vote in person if you do attend the meeting.

     If you wish to have someone other than the persons named on the enclosed proxy card vote for you, you may cross out their names on your proxy card and insert the name of some other person who will be at the meeting. You then must give your signed proxy card to that person, otherwise he or she cannot vote on your behalf at the meeting.

     Some shareholders hold their stock in "street names" which means that the shares are registered in brokers' names rather than the shareholders' names. If your shares are held in your broker's name and you want to vote them personally, you must obtain a proxy issued to you by your broker. Brokers have different
    ----
proxy forms; please contact your broker directly if you want to vote the shares he or she holds in a street name for you. If you fail to bring a broker-issued proxy to the meeting, you will not be able to vote the shares held by the broker on your behalf.

     ICF Kaiser International's headquarters are located in Fairfax, Virginia, near the Vienna station on the Orange Line of the Washington, DC area Metro. On the day of the meeting, there will be a shuttle bus service departing at frequent intervals from the south side of the Vienna station and returning to the station after the meeting.

                             Sincerely,

                             /s/ James O. Edwards

                             James O. Edwards
                             Chairman and Chief Executive Officer

================================================================================

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

================================================================================



To the Shareholders of ICF Kaiser International, Inc.:

     The 1994 Annual Meeting of Shareholders of ICF Kaiser International, Inc. will be held at ICF Kaiser International, Inc.'s headquarters, 9300 Lee Highway, Fairfax, Virginia 22031-1207, on Friday, June 24, 1994, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

               1. to elect three (3) directors, each for a three-year term expiring at the 1997 Annual Meeting of Shareholders, and until their successors are elected and have been qualified;

               2. to approve the appointment of Coopers & Lybrand as the
                  Company's independent public accountants for the fiscal year ended February 28, 1995; and

               3. to act on such other matters as may properly come before the meeting or any adjournment thereof.

     In accordance with the ICF Kaiser International, Inc. By-laws, the Board of Directors has fixed the close of business on Wednesday, May 4, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the 1994 Annual Meeting of Shareholders and at any adjournment thereof.

     Your proxy is important. Even if you hold only a few shares, and whether or not you expect to attend the Annual Meeting in person, you are requested to date, sign, and mail each of the proxy cards you receive in the postage-paid envelopes that are provided. Your proxy may be revoked by you at any time, and the giving of your proxy will not affect your right to vote in person if you decide to attend the meeting and vote at that time.

     This notice is given pursuant to direction of the Board of Directors.

                         /s/ Paul Weeks, II

                         Paul Weeks, II
                         Senior Vice President, General Counsel, and Secretary

Fairfax, Virginia
May 20, 1994

                               Table of Contents

                                                                            Page


PROXY STATEMENT.............................................................   1
   1.    Election of three (3) directors, each to a three-year term expiring at the 1997 Annual Meeting of Shareholders, and until their successors are elected and have been qualified;
   2.    Approval of Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending February 28, 1995
   3.    Other matters

VOTING SECURITIES OF THE COMPANY AND CERTAIN SHAREHOLDINGS..................   1

ELECTION OF DIRECTORS.......................................................   5
   Nominees for Election to the Board of Directors
   Directors Continuing in Office
   Information Regarding the Board of Directors

CERTAIN TRANSACTIONS WITH CERTAIN DIRECTORS.................................   8

APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS...................  10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.................  10

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT................  10

EXECUTIVE COMPENSATION......................................................  11

AGREEMENTS AND TRANSACTIONS WITH EXECUTIVE OFFICERS NAMED
  IN THE SUMMARY COMPENSATION TABLE
   (Two of whom also are Directors).........................................  14

AGREEMENTS AND TRANSACTIONS WITH OTHER EXECUTIVE OFFICERS...................  16

STOCK PERFORMANCE GRAPH.....................................................  18

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....................  19

OTHER MATTERS...............................................................  23


================================================================================
        A copy of the Company's Annual Report to the Securities and Exchange Commission for fiscal year 1994 on Form 10-K will be sent without charge to any shareholder of record or beneficial owner of shares of the Company's Common Stock upon receipt of a written request addressed to: Paul Weeks, II, Senior Vice President, General Counsel, and Secretary, ICF Kaiser International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031. Provided with the copy of the Report will be a list of the exhibits to the Report that have been filed with the SEC by the Company. Any of the exhibits will be provided to any ICF Kaiser shareholder upon payment of the cost noted next to each exhibit on the list.
================================================================================

================================================================================

                                PROXY STATEMENT

================================================================================

     This Proxy Statement is furnished to shareholders of ICF Kaiser International, Inc. ("ICF Kaiser" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Friday, June 24, 1994, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If you are a shareholder of record, you will receive a proxy card from the Company for the shares of ICF Kaiser International, Inc. common stock, par value $0.01 per share ("Common Stock"), you own. Each shareholder who is a participant in the ICF Kaiser International, Inc. Employee Stock Ownership Plan (the "ESOP") will receive a proxy card that shows both his or her shareholdings of record (if any) and the number of shares of Common Stock allocated to his or her account under the ESOP. The number of ESOP-allocated shares shown on these proxy cards will be current as of September 30, 1993, and will not include shares to be allocated to participants' accounts as a result of the Company's fiscal year 1994 contribution to the ESOP.

     The enclosed Proxy is solicited by the Board of Directors of the Company. The record date for determining shareholders entitled to vote at the Annual Meeting is May 4, 1994 (the "Record Date"). It is important that your shares be represented at the Annual Meeting. Please complete and sign the proxy card you receive and return it to the Company as soon as possible. Any shareholder giving a proxy has the power to revoke it at any time before it is voted.
Unless the proxy is revoked, all proxy cards which are properly executed and received at or prior to the meeting will be voted in accordance with their specifications. If no contrary instruction is indicated in the proxy card or if the proxy card is properly executed but the voting "boxes" are left blank, it will be voted FOR the election of directors as nominated and FOR approval of the appointment of Coopers & Lybrand, and in the discretion of the person(s) named as the proxy if any other business properly comes before the meeting.

     The Annual Report of the Company for fiscal year 1994 (including financial statements), the Notice of Annual Meeting, this Proxy Statement, and the enclosed proxy card were initially mailed in a single envelope to shareholders on or about May 20, 1994. The cost of preparing, assembling and mailing these items has been borne by the Company. It may be necessary to solicit shareholders' votes on the matters described in this Proxy Statement; such solicitation may be conducted (by telephone and personal interview) by directors, officers, and regular employees of the Company without special compensation. Arrangements also have been made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of proxy soliciting material to the beneficial owners of the Company's Common Stock. The Company will reimburse those brokerage firms, custodians, nominees, and fiduciaries for their expenses in connection with those activities.

================================================================================
           VOTING SECURITIES OF THE COMPANY AND CERTAIN SHAREHOLDINGS
================================================================================

================================================================================================
       Classes of Capital Stock                 Number of Shares           Total Number of
Outstanding as of the Record Date and             Outstanding          Votes per Class as of
Entitled to Vote at the Annual Meeting        as of the Record Date        the Record Date
- - ------------------------------------------------------------------------------------------------
Common Stock                                             20,961,850               20,961,850
Series 2D Senior Preferred Stock                                200                2,380,952
- - ------------------------------------------------------------------------------------------------
TOTAL                                                                             23,342,802
================================================================================================

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 1

     The shares of Common Stock and the Series 2D Senior Preferred Stock will vote together as a single class in the election of directors and the approval of the appointment of Coopers & Lybrand as the Company's independent public accountants for fiscal year 1995. The By-laws of the Company require that the holders of a majority in voting amount of the issued and outstanding shares of the Company entitled to vote at the Annual Meeting of Shareholders be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting. Assuming that such a quorum is present for the June 24, 1994, meeting, the affirmative vote of the holders of a majority in voting amount of the shares voting, in person or by proxy, will determine the election of the directors and whether the appointment of Coopers & Lybrand as the Company's independent public accountants for fiscal year 1995 is approved. Abstentions and broker non-votes will be counted as present for the purpose of computing the quorum, but will not be counted as affirmative votes.


================================================================================================
        Name and Address of Beneficial Owners                Amount and
  of More Than 5% of Any Class of the Voting Securities       Nature of        Percent of
        of the Company as of the Record Date                 Beneficial      Class of Stock
                                                              Ownership
================================================================================================
Common Stock
- - ------------------------------------------------------------------------------------------------
   ICF Kaiser International, Inc. Employee Stock              2,359,689       11.3% of
    Ownership Trust                                           shares (a)      Common Stock
   9300 Lee Highway
   Fairfax, VA  22031
- - ------------------------------------------------------------------------------------------------
   ICF Kaiser International, Inc. Retirement Plan             1,228,301       5.9% of
   c/o U.S. Trust Company of California, N.A.                 shares (b)      Common Stock
   555 South Flower St., Suite 2700
   Los Angeles, CA  90071
- - ------------------------------------------------------------------------------------------------
   FIMA Finance Management Inc.                               2,680,952       11.3% of
   Citco Building, Wickhams Cay, P.O. Box 662                 shares (c)      Common Stock
   Road Town, Tortola, British Virgin Islands
 -----------------------------------------------------------------------------------------------
   Mathers & Company, Inc. and Mathers Fund, Inc.             2,332,200       11.1% of
   100 Corporate North, Suite 201                             shares (d)      Common Stock
   Bannockburn, IL 60015
- - -------------------------------------------------------------------------------------------------
   State of Wisconsin Investment Board                        2,055,200       9.8% of
   P.O. Box 7842                                              shares (e)      Common Stock
   Madison, WI  53707
- - -------------------------------------------------------------------------------------------------
Series 2D Senior Preferred Stock
- - -------------------------------------------------------------------------------------------------
   EXOR America, Inc. (formerly IFINT-USA Inc.)               200 shares (c)  100% of
   375 Park Avenue                                                            Series 2D Senior
   New York, NY 10152                                                         Preferred Stock
=================================================================================================

(a) As of May 4, 1994, the ESOP Trustees are James O. Edwards and Marcy A. Romm. Michael K. Goldman became the third ESOP Trustee on May 5, 1994. Of the 2,359,689 shares of Common Stock held by the ESOP, a total of 1,782,385 shares are allocated to individual ESOP participants' accounts and are voted by those participants. The ESOP Trustees vote the remaining 577,304 shares of Common Stock held by the ESOP. The ESOP Trustees have investment power over all of the 2,359,689 shares of Common Stock held by the ESOP. Each ESOP Trustee disclaims beneficial ownership of the shares of Common Stock held by the ESOP. The individual shareholdings of Mr. Edwards are shown on page 3 in this Proxy Statement. Mr. Goldman beneficially owns 144,178 shares of Common Stock, 61,000 of which are shares that may be acquired within 60 days of the Record Date upon the exercise of stock options. Ms. Romm beneficially owns 19,965 shares of Common Stock, 500 of which are shares that may be acquired within 60 days of the Record Date upon the exercise of stock options. The ESOP Trustees' address is 9300 Lee Highway, Fairfax, VA 22031.

(b)  As of May 4, 1994, the members of the Retirement Plan Committee are James
O. Edwards and Marcy A. Romm. Michael K. Goldman became a Retirement Plan Committee member on May 5, 1994. Of the 1,228,301 shares of Common

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 2

Stock held by the Retirement Plan, a total of 250,491 shares at February 28, 1994, were held in directed investment accounts in which the participants have investment power over their allocated shares. The Retirement Plan Committee members and U.S. Trust Company of California, N.A. (the "Trustee") have investment power over the remaining shares held by the Retirement Plan but not held in directed investment accounts. The Retirement Plan Committee members direct the Trustee as to how to vote the 1,228,301 shares of Common Stock held by the Retirement Plan. Each Retirement Plan Committee member disclaims beneficial ownership of the shares of Common Stock held by the Retirement Plan. Footnote (a) above discloses the beneficial ownership of Common Stock for each Retirement Plan Committee member.

(c) FIMA owns Series 2D Warrants for the purchase of 2,680,952 shares of Common Stock. EXOR America, Inc. owns 200 shares of Series 2D Senior Preferred Stock. EXOR America, Inc. and FIMA are wholly owned subsidiaries of EXOR Group (formerly named IFINT S.A.), 2 Blvd Royal, Luxembourg. The Amended and Restated Certificate of Incorporation of the Company limits the total vote of the Series 2D Senior Preferred Stock to 2,380,952 votes. Gian Andrea Botta, a director of the Company, is the President of EXOR America. Mr. Botta disclaims beneficial ownership of the shares of the shares of Series 2D Senior Preferred Stock and of the Series 2D Warrants.

(d) The information with respect to the shares of Common Stock beneficially owned by Mathers and Company, Inc. and Mathers Fund, Inc. (which firms are controlled by common officers) is based on Reports on Schedule 13G, each dated January 26, 1994, which were filed with the SEC and which report share ownership information as of December 31, 1993.

(e) The information with respect to the shares of Common Stock beneficially owned by the State of Wisconsin Investment Board is based on a Report on
Schedule 13G dated February 8, 1994, which was filed with the SEC and which reports share ownership information as of December 31, 1993.


================================================================================
      Certain Beneficial Owners               Amount and           Percent of
        as of the Record Date                  Nature of          Common Stock
                                       Beneficial Ownership (a)
================================================================================
(i)  Nominees for Director
- - --------------------------------------------------------------------------------
       Gian Andrea Botta                       3,000 shares (b)             *
       Tony Coelho                             10,000 shares (c)            *
       Marc Tipermas                           210,223 shares (d)         1.0%
- - --------------------------------------------------------------------------------
(ii)  Directors Continuing in Office
- - --------------------------------------------------------------------------------
       Tom Bradley                             3,000 shares (e)             *
       James O. Edwards                       417,134 shares (f)          2.0%
       Frederic V. Malek                      27,000 shares (g)             *
       Rebecca P. Mark                         3,000 shares (h)             *
       Robert W. Page, Sr.                     3,000 shares (i)             *
- - --------------------------------------------------------------------------------
(iii) Current Executive Officers Named in
      the Summary Compensation Table
- - --------------------------------------------------------------------------------
       James O. Edwards                       417,134 shares (f)          2.0%
       Chairman and Chief Executive Officer

       Stephen W. Kahane                      145,208 shares (j)            *
       Executive Vice President

       Kenneth A. Schweers                    706,028 shares (k)          3.4%
       Executive Vice President

       Marc Tipermas                          210,223 shares (d)          1.0%
       Executive Vice President
- - --------------------------------------------------------------------------------
(iv)  All Directors and Executive Officers
      as a Group
- - --------------------------------------------------------------------------------
      17 persons                            1,850,202 shares (l)          7.8%
================================================================================

*  Less than 1%
The footnotes to this table are on the following page.

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 3

(a) A person is deemed to be a beneficial owner of the Company's stock if that person has voting or investment power (or voting and investment powers) over any shares of capital stock or has the right to acquire such shares within 60 days from the May 4, 1994, Record Date. With respect to ownership of shares which are held by the ESOP but allocated to ESOP participants' accounts, the unaudited information is current as of September 30, 1993, but does not include shares to be allocated to ESOP participants' accounts as a result of the Company's fiscal year 1994 contribution to the ESOP. For shares shown in the following footnotes as being held in directed investment accounts in the Retirement Plan, the beneficial owners named below have investment power but not voting power over those shares.

(b) Mr. Botta's share ownership includes 3,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(c) Mr. Coelho's share ownership includes 9,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(d) Dr. Tipermas' share ownership includes 7,698 shares allocated to his ESOP account and 7,525 shares in his directed investment account under the Retirement Plan.

(e) Mr. Bradley's share ownership includes 3,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(f) Mr. Edwards' share ownership includes 2,575 shares allocated to his ESOP account, 60,426 shares in his directed investment account under the Retirement Plan, and 81,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options. Mr. Edwards also is a Trustee of the ESOP and a member of the Retirement Plan Committee; as such he has shared investment power over 2,359,689 shares and 977,810 shares held by the ESOP and the Retirement Plan, respectively. He also has shared voting power over 577,304 shares and 1,228,301 shares held by the ESOP and the Retirement Plan, respectively. Mr. Edwards disclaims beneficial ownership of these shares.

(g) Mr. Malek's share ownership includes 12,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(h) Ms. Mark's share ownership includes 3,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(i) Mr. Page's share ownership includes 3,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(j) Dr. Kahane's share ownership includes 6,734 shares allocated to his ESOP account and 5,952 shares in his directed investment account under the Retirement Plan.

(k) Mr. Schweers' share ownership includes 2,460 shares allocated to his ESOP account, 12,584 shares in his directed investment account under the Retirement Plan, and 72,000 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

(l) This total includes 37,331 shares allocated to ESOP accounts, 89,844 shares in directed investment accounts under the Retirement Plan, and 298,865 shares that may be acquired within 60 days of the Record Date upon the exercise of stock options.

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 4

===============================================================================
                             ELECTION OF DIRECTORS
================================================================================

The Board of Directors currently consists of the eight directors named in the following table:

 =========================================================================
     Current Directors                              Term to Expire
 =========================================================================
     Gian Andrea Botta                             1994
       Tony Coelho                                 1994
      Marc Tipermas                                1994
       Tom Bradley                                        1995
     James O. Edwards                                     1995
      Rebecca P. Mark                                     1995
     Frederic V. Malek                                          1996
     Robert W. Page, Sr.                                        1996
  ========================================================================

     At the Annual Meeting of Shareholders held in 1992, the shareholders voted to "classify" the Board of Directors, that is, to elect the directors to three-year terms, with one-third of the directors standing for election in any one year. Mr. Michael J. Rowny, the Company's former Chief Financial Officer and a director elected to a term expiring in 1996, resigned as a director effective May 1, 1994. It is the intention of the Board of Directors to fill this vacancy with the individual who will be the permanent Chief Financial Officer of the Company. Three directors are to be elected at this Annual Meeting for three-year terms each ending at the 1997 Annual Meeting of Shareholders, and until their successors are elected and have been qualified. The Board of Directors has nominated Messrs. Botta, Coelho, and Tipermas, each for election to this three-year term.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Each for a Three-Year Term Expiring at the 1997 Annual Meeting of Shareholders

     Gian Andrea Botta, 40, currently is President of EXOR America, Inc., (formerly named IFINT-USA Inc.) a subsidiary of EXOR Group (formerly named IFINT S.A.). He had been Vice President of Acquisitions of IFINT-USA Inc. from 1987 to 1993. EXOR Group is the international investment holding unit of the IFI/Agnelli Group, a diversified holding company. Mr. Botta has been a director of ICF Kaiser International, Inc. since March 1993. Mr. Botta also is a director of Kendall International, Chartwell Re Corporation and Lear Seating Corporation. Mr. Botta received a degree in economics and business administration in 1975 from the University of Torino, Italy.

     Tony Coelho, 51, has been a Managing Director of Wertheim Schroder & Co. Incorporated, a New York-based international investment banking and securities firm, since 1989. He also serves on the firm's Executive Committee, and serves as President and C.E.O. of Wertheim Schroder Investment Services, Inc. From 1979 to 1989 Mr. Coelho was a member of the U.S. House of Representatives from California, and from 1986 to 1989 he served as House Majority Whip. Mr. Coelho has been a director of ICF Kaiser International, Inc. since 1990. He also is a director of Circus Circus Enterprises, Inc.; Specialty Retail Group, Inc.; Service Corporation International; Tanknology Environmental, Inc.; and Tele-Communications, Inc.

     Marc Tipermas, 46, has been Executive Vice President and Director of Corporate Development for ICF Kaiser International, Inc. since May 1993. He has held senior management positions in several of ICF Kaiser's operating subsidiaries since joining the Company in 1981. From 1977 to 1981 Dr. Tipermas was employed by the U.S. Environmental Protection Agency where he was the Director of the Superfund Policy and Program Management Office from 1980 to 1981. Prior to joining EPA, he was Assistant Professor of Political Science at the State University of New York at Buffalo from 1975 to 1977. Dr. Tipermas has been a director of ICF Kaiser International, Inc. since October 1993. Dr. Tipermas graduated from the Massachusetts Institute of Technology (S.B.) and Harvard University (A.M., Ph.D.).

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 5

DIRECTORS CONTINUING IN OFFICE

Terms Expiring in 1995

     Tom Bradley, 76, is a senior counselor at Brobeck, Phleger & Harrison, a law firm in Los Angeles, California, advising companies on resolving major public and private sector issues. Previously he had been Mayor of the City of Los Angeles for five terms, from 1973 to 1993. Mr. Bradley has been a director of ICF Kaiser International, Inc. since September 1993. Mr. Bradley graduated from Southwestern University (J.D.).

     James O. Edwards, 50, has been Chairman of the Board and Chief Executive Officer of ICF Kaiser International, Inc. since its establishment in 1987. He also was President of ICF Kaiser International from 1987 to 1990. In 1974, he joined ICF Incorporated, the predecessor of ICF Kaiser International, and was its Chairman and Chief Executive Officer from 1986 until the 1987 establishment of ICF Kaiser. Mr. Edwards graduated from Northwestern University (B.S.I.E.) and Harvard University (M.B.A., High Distinction, George F. Baker Scholar).

     Rebecca P. Mark, 39, is Chairman, President and Chief Executive Officer of Enron Development Corporation. She is responsible for Enron's project development activities worldwide (excluding the U.S.) in power generation, pipelines, LNG, and liquid fuels. Ms. Mark joined Enron Corp. in 1982 and joined Enron Power Corp.'s executive management team when the company was established in 1986. Before joining Enron, Ms. Mark held executive positions with Continental Resources Company and First City National Bank of Houston. Ms. Mark has been a director of ICF Kaiser International, Inc. since September 1993. Ms. Mark graduated from Baylor University (B.S. and M.I.M.) and Harvard University (M.B.A.).

Terms Expiring in 1996

     Frederic V. Malek, 57, is Chairman of Thayer Capital Partners, a merchant bank. In 1992, he was Campaign Manager, Bush-Quayle '92; he also has been Co-Chairman of the Board of Directors of CB Commercial Group (formerly Coldwell Banker Commercial Group) since 1989. He was Vice Chairman of Northwest Airlines from July 1990 to December 1991. He was President of Northwest Airlines from October 1989 to July 1990. From August 1978 to December 1988, Mr. Malek served as Executive Vice President of Marriott Corporation and from January 1981 to May 1988 as President of Marriott's Hotels and Resorts Division. Mr. Malek has been a director of ICF Kaiser International, Inc. since 1989. He also serves as a director of American Management Systems, Inc., Automatic Data Processing, Inc., Avis, Inc., CB Commercial Group, FPL Group, Inc., Manor Care, Inc., National Education Corp., Northwest Airlines, and PaineWebber Mutual Funds. Mr. Malek graduated from the United States Military Academy (B.S.) and Harvard University (M.B.A.).

     Robert W. Page, Sr., 67, retired as an Executive Vice President at McDermott International, Inc., a leading energy service company, in 1993. Prior to joining McDermott in 1990, Mr. Page served as Assistant Secretary of the Army for Civil Works. He also served as Chairman of the Panama Canal Commission. From 1981 to 1987, Mr. Page worked for Kellogg Rust, Inc., of Houston, Texas, where he held the positions of Chairman and Chief Executive Officer. From 1976 to 1981, Mr. Page was President and Chief Executive of Rust Engineering. Mr. Page has been a director of ICF Kaiser International, Inc. since January 1993. He holds a B.S. in architectural engineering from Texas A & M University.


- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 6

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. In fiscal year 1994, the Board of Directors held four meetings. Mr. Bradley was elected to the Board in September of 1993, but a prior commitment prevented him from attending the previously scheduled October 1993 Board meeting. Mr. Bradley attended the only other fiscal year 1994 Board meeting he was eligible to attend. SEC rules require that we report his failure to attend at least 75% of the meetings he was eligible to attend in fiscal year 1994.

     To assist the Board of Directors in carrying out its responsibilities, the Board has delegated certain authority to several permanent committees, the membership and duties of which are as follows:

===============================================================================
                   Committees of the Board of Directors
- - -------------------------------------------------------------------------------
 Executive          Audit        Compensation    Corporate     Nominating
 Committee        Committee       Committee     Development     Committee
                                                 Committee
- - -------------------------------------------------------------------------------
Mr. Edwards,    Mr. Page,       Mr. Malek,      Dr. Tipermas,  Mr.
Chairman        Chairman        Chairman        Chairman       Coelho,
                                                               Chairman

Mr. Botta       Mr. Botta **    Mr. Botta       Mr. Bradley    Mr. Edwards
Mr. Coelho      Mr. Coelho      Mr. Coelho      Ms. Mark       Mr. Page
Mr. Malek       Mr. Edwards **  Mr. Edwards **
Mr. Page        Mr. Malek
Dr. Tipermas
===============================================================================

** Non-voting member with right to attend the Committee meetings.

     Executive Committee.   The Executive Committee, except as limited by
Delaware law, may exercise any of the powers and perform any of the duties of the Board of Directors. It has the full authority to act on behalf of the Board of Directors. There were eight meetings of the Executive Committee during fiscal year 1994; it also acted by written consent in lieu of meetings of the Committee during fiscal year 1994.

     Audit Committee.   The Audit Committee met two times in fiscal year 1994.
The Audit Committee reviews the financial statements of the Company and other financial matters with the Company's independent public accountants and, when appropriate, reviews future Company transactions with related parties that raise the possibility of a conflict of interest. When the Company changed its listing from the NASDAQ National Market System to the New York Stock Exchange (NYSE) in September of 1993, the Board of Directors reconstituted the Audit Committee so that all members would be disinterested directors as required by NYSE rules.

     Compensation Committee. The Compensation Committee (a) reviews and approves (or recommends to the entire Board of Directors) the annual salary, bonus, and other benefits (direct and indirect) of the Chief Executive Officer, executive officers, and other designated members of management; (b) reviews and submits to the full Board recommendations concerning new executive compensation or stock plans; (c) establishes, and periodically reviews, the Company's policies in the area of management perquisites; (d) administers the Company's employee benefit and stock plans to the extent such plans require Board of Directors involvement; and (e) determines, when appropriate, whether indemnification of officers, directors and/or employees should be provided in particular cases. The Compensation Committee met six times during fiscal year 1994.

     Corporate Development Committee.    The Corporate Development Committee was
created in January 1994 in order to coordinate the Corporation's marketing, technology assessment, and acquisition activities. No meetings were held during fiscal year 1994.

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 7

     Nominating Committee. The Nominating Committee, which met two times during fiscal year 1994, (a) develops the criteria for Board membership, (b) proposes to the Board of Directors nominees who meet the criteria for Board membership to fill vacancies on the Board of Directors as they occur, (c) applies the criteria for Board membership to incumbent directors in advance of the time when a director would otherwise be expected to be nominated for re-election, (d) subject to compliance with state law, recommends removal of directors in those unusual circumstances where removal may be warranted prior to expiration of a director's term of office, and (e) considers and recommends to the Board of Directors the types, functions, and membership of Board committees. The Nominating Committee will consider candidates for director recommended by shareholders, if the recommendations are submitted in writing to the Secretary of the Corporation. The procedures and time periods for submitting such recommendations are explained on page 23 of this Proxy Statement.

Compensation of Directors

     Directors who are not employees of the Company are paid $1,000 for attendance at each meeting of the Board of Directors and $750 for attendance at each meeting of a committee of the Board of Directors of which the director is a member. In addition, each non-employee director receives an annual retainer of $20,000, payable in advance in quarterly installments, and each is reimbursed for his or her expenses incurred in connection with his or her Board service. Directors of the Company who also are employees of the Company are not compensated separately for their service as directors.

     Under the ICF Kaiser International, Inc. Non-employee Directors Stock Option Plan, each director of the Company who is not an employee of the Company ("Non-employee director") receives a five-year option to purchase 3,000 shares of Common Stock on the day he or she commences his or her initial term of service as a director. In addition, each Non-employee director elected at or continuing in office following the Company's Annual Meeting of Shareholders receives an option to purchase 3,000 shares of Common Stock on the date of the meeting in each calendar year after the year in which the Non-employee director received his or her initial option grant. The purchase price of each share of Common Stock subject to an option granted under the plan is the fair market value of the Common Stock on the date the option is granted. Each option becomes fully exercisable at the close of business on the next business day following the date on which the option was granted. Options are not assignable or transferable other than by will or by the laws of descent and distribution. Options are exercisable during an optionee's lifetime only by the optionee or his or her guardian.

===============================================================================
                  CERTAIN TRANSACTIONS WITH CERTAIN DIRECTORS
===============================================================================

     Mr. Botta. In December 1990, the Company sold 250 shares of Series 2A Senior Preferred Stock to EXOR America, Inc. (then named IFINT-USA Inc.) and Series 2A Warrants to purchase 2,173,913 shares of Common Stock to an affiliate of EXOR America for an aggregate purchase price of $24,650,000. As part of the transaction, EXOR America was given the right to designate one nominee for election to the Board of Directors of the Company. In January 1992, the Company exchanged all of the outstanding shares of Series 2A Senior Preferred Stock and the Series 2A Warrants for an equal number of shares of Series 2C Senior Preferred Stock and Series 2C Warrants to purchase 2,976,190 shares of Common Stock at $8.40 per share. At the same time, the Company sold 200 shares of Series 2D Senior Preferred Stock to EXOR America, and Series 2D Warrants to purchase 2,680,952 shares of Common Stock at $8.40 per share to an affiliate of EXOR America for an aggregate purchase price of $19,900,000.

     In January 1994, a portion of the proceeds of the Company's newly issued 12% Senior Subordinated Notes due 2003 and associated warrants was used to repurchase the Series 2C Senior Preferred Stock and the Series 2C Warrants for an aggregate purchase price of $26,562,500. At the time of that repurchase, the exercise price for the Series 2D Warrants was reduced to $6.90 per share and additional modifications as follows were made with respect to the rights of the holder of the Series 2D Warrants: (a) the holder, instead

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 8
of exercising the warrants, will be able to require the Company to issue it shares of Common Stock with an aggregate market value equal to the difference between (i) the then-current market price for the Common Stock and (ii) 90% of the exercise price of the Series 2D Warrants then in effect, multiplied by the number of Series 2D Warrants for which the holder is requiring such issuance;
and (b) for 15 days prior to and ending on the expiration date of the Series 2D
Warrants (currently May 25, 1997), the holder of the warrants, instead of exercising the warrants or having Common Stock issued as described in (a) above, will be able to require the Company to pay it cash in the amount of the difference between the then-current market price for the Common Stock and the exercise price of the Series 2D Warrants then in effect, multiplied by the number of Series 2D Warrants for which the holder is requiring that cash payment.  If the Company cannot make the cash payment referred to in (b) above without violating a covenant or covenants contained in its debt agreements, the
Company would be obligated to make the payment in shares of Common Stock as described in (a) above.

     EXOR America's right to designate a nominee for election to the Board of Directors was retained following the repurchase of the Series 2C Senior Preferred Stock and Series 2C Warrants. Since March 1, 1993, Mr. Botta has been EXOR America's nominee to the Board of Directors.

     Mr. Edwards. In February 1991, the Company loaned Mr. Edwards $622,740, and in August 1991, the Company loaned Mr. Edwards an additional $50,000. These loans bear interest at 9.0% per annum, and the interest is payable in annual installments on May 15, 1994, 1995, and 1996. The entire principal amount is due on May 15, 1996. In January 1992, the Company loaned Mr. Edwards an additional $150,000. This loan bears interest at 8.0% per annum, and the interest is payable in annual installments on May 15, 1994, 1995, and 1996. The entire principal amount is due on May 15, 1996. All of these loans were provided to Mr. Edwards pursuant to his compensation agreement described on page 14 of this Proxy Statement, are secured by a pledge of 130,665 shares of ICF Kaiser Common Stock, and are non-recourse to Mr. Edwards. The largest aggregate amount of Mr. Edwards' indebtedness to the Company outstanding at any time during fiscal year 1994 was $895,287, plus current accrued interest. The entire principal amount of the loans referred to above, together with accrued and unpaid interest in the aggregate amount of $72,547 at May 15, 1993, plus accrued interest through the date hereof, was outstanding as of the May 4, 1994, Record Date.

     Mr. Edwards has a margin loan with a brokerage firm that is collateralized by shares of Common Stock owned by Mr. Edwards. When the Common Stock began trading at a price below $3 per share, the brokerage firm considered calling for the repayment of the margin loan (in whole or in part) or selling all or some of the shares of pledged Common Stock. Following discussions with the brokerage firm, the Company agreed on a temporary basis to guarantee the repayment of Mr. Edwards' margin loan with that firm. The guarantee is for an amount not to exceed $239,000 and will expire August 15, 1994.

     In December 1990, the Company signed an executive agreement and a compensation agreement with Mr. Edwards. These agreements were modified in January 1992 and are described on page 14 of this Proxy Statement. It has been proposed that these agreements be revised, that a new compensation plan be adopted for Mr. Edwards and that the terms of the loans to Mr. Edwards made pursuant to the agreements be revised. As of the date of this Proxy Statement, these proposed arrangements have not been completed.

     Dr. Tipermas. In November 1989 the Company guaranteed $200,000 of a bank loan obtained by Dr. Tipermas and his wife pursuant to a Note dated September 26, 1989, in the principal amount of $500,000. Under the terms of the Limited Guarantee of Payment, reduction of the principal amount outstanding under the Note does not reduce the amount guaranteed by the Company.

     Effective March 1, 1994, the Company signed an employment agreement with Dr. Tipermas. This agreement is described on page 16 of this Proxy Statement.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 9

===============================================================================
           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
===============================================================================

     Unless otherwise indicated on any proxy, it is intended that shares represented by proxies at the Annual Meeting of Shareholders will be voted in favor of the appointment of Coopers & Lybrand as independent public accountants to audit the financial statements of the Company for the fiscal year ending February 28, 1995. The Board of Directors has recommended the appointment of that firm, which has acted as the independent public accountants of the Company since fiscal year 1989.

     The Company expects that representatives of Coopers & Lybrand will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

     The Board of Directors recommends a vote FOR the approval of appointment of Coopers & Lybrand as independent public accountants. Proxies solicited by the management will be so voted unless shareholders specify a contrary choice in their proxies.

===============================================================================
          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
===============================================================================

     The independent directors of the Company who were voting members of the Compensation Committee during fiscal year 1994 were Frederic V. Malek (Chairman), Gian Andrea Botta, and Tony Coelho. Mr. Botta is the President of EXOR America, Inc., the owner of the Company's Series 2D Senior Preferred Stock. This preferred stock ownership is described on page 3 of this Proxy Statement.

     The full Board of Directors has designated an inside director of the Company, James O. Edwards (the CEO of the Company) as a non-voting member of the
                                                        ----------
Committee with the right to attend Committee meetings. SEC rules require that whenever there is insider participation in compensation decisions, certain disclosures must accompany the identification of the participating insiders.
The Company's outstanding loans to Mr. Edwards are described on page 9 of this Proxy Statement. The executive and compensation agreements the Company signed with Mr. Edwards are described on page 14 of this Proxy Statement. Executive compensation paid to Mr. Edwards during fiscal years 1992, 1993, and 1994 is described on pages 11 - 12 of this Proxy Statement.

================================================================================
         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
================================================================================

     The SEC requires the Company to tell its shareholders when certain persons fail to report their transactions in the Company's stock to the SEC on a timely basis. These disclosures must be made regardless of the reason for the untimely filing and regardless of the amount of stock involved.

     As a result of extended business travel, Dr. Tipermas, an Executive Vice President and a director of the Company, inadvertently did not file with the SEC by February 10, 1994, a report relating to a sale of Common Stock on January 31, 1994. He corrected this omission by filing the required SEC disclosure form for February on March 10, 1994. All other SEC disclosure forms required of Dr. Tipermas have been timely filed.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 10

================================================================================
                            EXECUTIVE COMPENSATION
================================================================================

     The following table shows the compensation received by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended February 28, 1994. The table shows the amounts received by each Named Executive Officer for all three fiscal years or for the entire period the Named Executive Officer was an executive officer of the Company.

                           SUMMARY COMPENSATION TABLE


==================================================================================================================================
                                          Annual Compensation              Long Term Compensation
                                 -------------------------------------------------------------------------
                                                                                   Awards
- - ----------------------------------------------------------------------------------------------------------
            (a)              (b)    (c)        (d)           (e)             (f)               (g)                (i)
- - ---------------------------------
   Name, Principal Position,       Salary     Bonus     Other Annual      Restricted       Securities          All Other
        and Fiscal Year             ($)        ($)      Compensation    Stock Award(s)     Underlying       Compensation (2)
                                                           ($) (1)           ($)         Options/SARs (#)
- - ----------------------------------------------------------------------------------------------------------------------------------
James O. Edwards,
 Chairman and CEO (3)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1994                           $300,000          0              (1)               0                  0        $101,452 (2)(3)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1993                           $275,000          0              (1)               0                  0        $125,243 (2)(3)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1992                           $207,884          0              (1)               0     22,000 options                 (2)
- - ----------------------------------------------------------------------------------------------------------------------------------
Stephen W. Kahane,
 Executive Vice President (4)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1994                           $220,000          0              (1)               0                  0        $  1,421 (4)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1993                           $205,000   $ 25,000              (1)               0             15,000        $ 22,380 (2)(4)
                                                                                         repriced options
                                                                                           10,000 options
- - ----------------------------------------------------------------------------------------------------------------------------------
   1992                           $170,708          0              (1)               0     15,000 options                 (2)
- - ----------------------------------------------------------------------------------------------------------------------------------
Raymond E. List,
 Executive Vice President
 during fiscal year 1994 (5)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1994                           $250,000          0              (1)               0                  0        $188,981 (2)(5)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1993                           $225,000          0              (1)               0             18,000        $ 24,780 (2)(5)
                                                                                         repriced options
- - ----------------------------------------------------------------------------------------------------------------------------------
   1992                           $202,154          0              (1)               0     18,000 options                 (2)
- - ----------------------------------------------------------------------------------------------------------------------------------
Kenneth A. Schweers,
 Executive Vice President (6)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1994                           $220,000   $180,000              (1)               0                  0        $ 51,421 (2)(6)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1993                           $210,000   $ 42,510              (1)               0             40,000        $ 75,243 (2)(6)
                                                                                         repriced options
- - ----------------------------------------------------------------------------------------------------------------------------------
   1992                           $179,692          0              (1)               0     40,000 options                 (2)
- - ----------------------------------------------------------------------------------------------------------------------------------
Marc Tipermas,
 Executive Vice President (7)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1994                           $220,000          0              (1)               0                  0        $  1,435 (2)(7)
- - ----------------------------------------------------------------------------------------------------------------------------------
   1993                           $210,000   $ 25,000              (1)               0             40,000        $ 22,980 (2)(7)
                                                                                         repriced options
- - ----------------------------------------------------------------------------------------------------------------------------------
   1992                           $179,692          0              (1)               0     40,000 options                 (2)
==================================================================================================================================

The footnotes to this table are on the following page.

- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                     Page 11

(1) Any amounts shown in the "Other Annual Compensation" column for fiscal year 1994 do not include any perquisites and other personal benefits because the aggregate amount of such compensation for each of the Named Executive Officers did not exceed the lesser of (i) $50,000 or (ii) 10 percent of the combined fiscal year 1994 salary and bonus for the Named Executive Officer. There is no disclosure of "Other Annual Compensation" for fiscal year 1992 because such amounts are not required to be disclosed under the SEC's transition rules on executive compensation disclosure.

(2) The Company's fiscal year 1994 contributions to the Named Executive Officers pursuant to the Company's ESOP and Retirement Plan will not be determined or made until November 1994. These contributions will be disclosed for the Named Executive Officers in next year's Proxy Statement if the Named Executive Officer is a Named Executive Officer in fiscal year 1995. There is no disclosure of "All Other Compensation" for fiscal year 1992 because such amounts are not required to be disclosed under the SEC's transition rules on executive compensation disclosure.

(3) The amounts shown in column (i) of the table for Mr. Edwards are comprised of the following:
        1994   $100,000  Special cash payment under Mr. Edwards' December 1990 compensation agreement;
                         see page 14 of this Proxy Statement
        1994   $  1,452  Company match under the Company's Section 401(k) Plan
        1993   $100,000  Special cash payment under Mr. Edwards' December 1990 compensation agreement;
                         see page 14 of this Proxy Statement
        1993   $ 16,089  Company contribution under the Company's Retirement
                         Plan for FY93 made in FY94
        1993   $  9,154  Company contribution under the
                         Company's Employee Stock Ownership Plan for
                         FY93 made in FY94

(4) The amounts shown in column (i) of the table for Dr. Kahane are comprised of the following:
        1994   $  1,421  Company match under the Company's Section 401(k) Plan
        1993   $ 14,180  Company contribution under the Company's Retirement
                         Plan for FY93 made in FY94
        1993   $  8,200  Company contribution under the Company's Employee
                         Stock Ownership Plan for FY93 made in FY94


(5) The amounts shown in column (i) of the table for Mr. List are comprised of the following; Mr. List terminated his employment agreement and resigned as an employee of the Company effective March 1, 1994.
        1994   $187,500  Payment paid to Mr. List resulting from termination of Mr. List's employment agreement.
        1994   $  1,481  Company match under the Company's Section 401(k) Plan
        1993   $ 15,780  Company contribution under the Company's Retirement
                         Plan for FY93 made in FY94
        1993   $  9,000  Company contribution under the Company's Employee
                         Stock Ownership Plan for FY93 made in FY94

(6) The amounts shown in column (i) of the table for Mr. Schweers are comprised of the following:
        1994   $ 50,000  Special cash payment under Mr. Schweers' December 1990 compensation agreement; see page 15 of this Proxy
                         Statement
        1994   $  1,421  Company match under the Company's Section 401(k) Plan
        1993   $ 50,000  Special cash payment under Mr. Schweers' December 1990 compensation agreement; see page 15 of this Proxy
                         Statement
        1993   $ 16,089  Company contribution under the Company's Retirement
                         Plan for FY93 made in FY94
        1993   $  9,154  Company contribution under the Company's Employee
                         Stock Ownership Plan for FY93 made in FY94


(7) The amounts shown in column (i) of the table for Dr. Tipermas are comprised of the following:
        1994   $  1,435  Company match under the Company's Section 401(k) Plan
        1993   $ 14,580  Company contribution under the Company's Retirement
                         Plan for FY93 made in FY94
        1993   $  8,400  Company contribution under the Company's Employee
                         Stock Ownership Plan for FY93 made in FY94



- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 12

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The Company's Stock Incentive Plan provides for the grant to key employees of the Company and its subsidiaries of: (a) non-qualified stock options; (b) stock appreciation rights; (c) incentive stock options that are designed to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; (d) restricted shares; and (e) restricted stock units. No stock options, stock appreciation rights, restricted shares, or restricted stock units were granted to any of the Named Executive Officers in fiscal year 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)

==================================================================================================================================
        (a)                        (b)               (c)                       (d)                               (e)
        Name                     Shares        Value Realized         Number of Securities              Value of Unexercised
                              Acquired on          ($) (2)           Underlying Unexercised         In-the-Money Options/SARs at
                              Exercise (#)                                Options/SARs                       2/28/94 ($)
                                                                         at 2/28/94 (#)               Exercisable/Unexercisable
                                                                    Exercisable/Unexercisable
- - ----------------------------------------------------------------------------------------------------------------------------------
James O. Edwards                         0                  0                   81,000/16,000                                (3)
- - ----------------------------------------------------------------------------------------------------------------------------------
Stephen W. Kahane                        0                  0                    36,667/3,333                                (3)
- - ----------------------------------------------------------------------------------------------------------------------------------
Raymond E. List                          0                  0                        43,000/0                                (3)
- - ----------------------------------------------------------------------------------------------------------------------------------
Kenneth A. Schweers                      0                  0                   63,667/16,333                                (3)
- - ----------------------------------------------------------------------------------------------------------------------------------
Marc Tipermas                            0                  0                    50,537/9,463                                (3)
==================================================================================================================================

(1) All options have been granted at 100% of fair market value on the date of grant. The optionees may satisfy the exercise price (and taxes, if any) by submitting currently owned shares and/or cash. The Company's Stock Incentive Plan permits the granting/awarding of SARs, but none are outstanding.

(2) Fair market value of the shares underlying the options on the exercise date minus the exercise price.

(3) Options held by the Named Executive Officers range in price from $5.04 to $16.23. None of these options is in-the-money, which means that the option exercise prices for all of the options held by the Named Executive Officers exceed the current NYSE trading price for the Company's Common Stock.

Senior Executive Officers Severance Plan

     On April 4, 1994, the Compensation Committee of the Board of Directors approved the adoption of the Company's Senior Executive Officers Severance Plan (the "SEOSP"). The eligible participants in the SEOSP are the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel, and any Executive Vice President and other officers of rank equivalent to Executive Vice President as designated by the Compensation Committee. As of May 4, 1994, there are seven persons whose severance payments are governed by the SEOSP.

     Participants are eligible to receive severance payments if the Company terminates his or her employment without "cause" or if the participant terminates his or her employment for "good reason." "Cause" and "good reason" are defined in the SEOSP. Severance benefits equal to three months of average salary will be paid if the participant's length of employment is three years or less; severance benefits equal to one month of average salary for each year of service (up to a maximum of eighteen months) will be paid if a participant's length of employment is four or more years. Average salary is defined in the SEOSP as the participant's average monthly gross salary excluding all bonus for the six months prior to employment termination. Severance benefits may be paid under the SEOSP in two installments or, with the approval of the Compensation Committee, in a lump sum. The SEOSP provides that severance pay will not be considered compensation for purposes of the Retirement Plan or the Section 401(k) Plan; severance pay will not increase Years of Service for those Plans' purposes. No severance benefits have been paid under the Plan as of the Record Date.


- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 13

================================================================================
              AGREEMENTS AND TRANSACTIONS WITH EXECUTIVE OFFICERS
                    NAMED IN THE SUMMARY COMPENSATION TABLE
                       (Two of whom also are Directors)
================================================================================

     James O. Edwards. Mr. Edwards is Chief Executive Officer and Chairman of the Board of Directors of the Company. In December 1990, the Company signed an executive agreement and a compensation agreement with Mr. Edwards. These agreements were modified in January 1992. The five-year executive agreement with Mr. Edwards prohibits him from competing with the Company during that period unless: (i) the Company files a petition for bankruptcy or reorganization (or a petition is filed against the Company); (ii) the Company makes a general assignment for the benefit of creditors; (iii) a trustee or receiver is appointed to take possession of substantially all of the Company's assets; (iv) the Company's assets are seized; (v) the Company defaults in the payment of compensation; (vi) a Change in Control Event (as described in the agreement) occurs; (vii) Mr. Edwards terminates his employment for good reason; (viii) Mr. Edwards dies or becomes permanently disabled; (ix) the Company terminates his employment without cause; or (x) certain investors' voting or investment position in the Company is substantially reduced. In addition, the executive agreement prohibits Mr. Edwards from selling, assigning, or disposing of more than a specified number of shares of Common Stock without the written consent of the Company. Under the compensation agreement described below, however, Mr. Edwards may borrow from the Company up to 25% of the "market value" (as defined in the agreement) of the Common Stock he owned on December 20, 1990; the Company's loans to Mr. Edwards are described on page 9 of this Proxy Statement. The executive agreement also prevents him from selling, disposing, or assigning more than a specified number of shares of Common Stock that he may acquire upon exercise of options he held on that date without the written consent of the Company. In order to generate proceeds to reduce indebtedness secured by shares of Common Stock, Mr. Edwards is allowed to receive cash in lieu of exercising options.

     In conjunction with the executive agreement, the Company entered into a five-year compensation agreement with Mr. Edwards that provides for: (i) annual minimum compensation starting at $250,000 and increasing $25,000 each year, plus annual $100,000 special cash payments; (ii) immediate vesting of then-existing options; and (iii) the grant of new options to purchase 40,000 shares of Common Stock. In addition, Mr. Edwards was granted the right to borrow from the Company money equal to 25% of the "market value" (as defined in the agreements) of the shares of Common Stock held by Mr. Edwards on December 20, 1990, to be secured by shares of Common Stock. The compensation agreement may be terminated for "good reason" (as defined in the agreements), for cause by the Company, or upon Mr. Edwards' death or permanent disability.

     As described on page 9 of this Proxy Statement, it has been proposed that the executive and compensation agreements described above be revised. The Company's loans to and proposed guarantee on behalf of Mr. Edwards are described on page 9 of this Proxy Statement.

     Stephen W. Kahane. Effective March 1, 1994, the Company entered into a three-year employment agreement with Dr. Kahane for his services as an Executive Vice President and as Group President of the Company's Environment & Energy Group. In addition to delineating Dr. Kahane's areas of responsibility and reporting line, the agreement provides for: a minimum base salary of $250,000 in fiscal year 1995, $260,000 in fiscal year 1996, and $275,000 in fiscal year 1997; annual bonus compensation to be determined by the Compensation Committee of the Company's Board of Directors (in amounts specified in the agreement and with minimum cash bonuses of $30,000 to be paid at the beginning of each of fiscal years 1995, 1996, and 1997); severance payments as provided under the Company's Senior Executive Officers Severance Plan; eligibility under the Company's employee benefit plans; cancellation of 40,000 existing options to purchase the Company's Common Stock at exercise prices ranging from $8.25 to $9.51; the grant of 100,000 five-year options (vesting in 25,000 increments over four years and expiring on November 15, 1999) at fair market value on the date of grant ($3.48 on April 4, 1994); and a one-year non-competition period following voluntary or "for cause" employment termination.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 14

     Dr. Kahane has a margin loan with a brokerage firm that is collateralized by shares of Common Stock owned by Dr. Kahane. When the Common Stock began trading at a price below $3 per share, the brokerage firm considered calling for the repayment of the margin loan (in whole or in part) or selling all or some of the shares of pledged Common Stock. Following discussions with the brokerage firm, the Company agreed on a temporary basis to guarantee the repayment of Dr. Kahane's margin loan with that firm. The guarantee is for an amount not to exceed $139,000 and will expire August 15, 1994.

     Raymond E. List. In May 1993, the Company entered into a one-year employment agreement with Mr. List for his services as an Executive Vice President of the Company and as Chairman of the Company's Engineering and Construction Group. As of March 1, 1994, Mr. List is a consultant to the Company but is no longer an employee of the Company. The employment agreement had delineated Mr. List's areas of responsibility and reporting line and had provided for base compensation at the rate of $250,000 a year, plus benefits as are awarded or accorded to the most senior executives of the Company. The employment agreement provided that it could be terminated by either Mr. List or the Company upon 30 days written notice. Mr. List terminated the agreement effective March 1, 1994. As provided for in the employment agreement, Mr. List was paid $187,500 upon termination of the agreement. In September 1989, the Company loaned Mr. List $122,500 at prime plus 1/2%. Mr. List used the proceeds of this loan to exercise options to acquire 140,000 shares of Common Stock, 20,000 of which are pledged to secure repayment of the loan. In December 1989 the Company loaned Mr. List $275,000 (at 9% interest) for part of the purchase price of a house purchased by Mr. List in connection with his relocation by the Company from Virginia to California; this loan was repaid by April 1993. The largest aggregate amount of Mr. List's indebtedness to the Company outstanding at any time during fiscal year 1994 was $253,750, plus accrued interest. As of the May 4, 1994, Record Date, Mr. List's outstanding indebtedness to the Company is $30,625, plus accrued interest.

     Kenneth A. Schweers. Mr. Schweers is an Executive Vice President and Group President of the Company's Consulting Group (Acting). In December 1990, the Company signed an executive agreement and a compensation agreement with Mr. Schweers. These agreements were modified in January 1992. The five-year executive agreement with Mr. Schweers prohibits him from competing with the Company during that period unless: (i) the Company files a petition for bankruptcy or reorganization (or a petition is filed against the Company); (ii) the Company makes a general assignment for the benefit of creditors; (iii) a trustee or receiver is appointed to take possession of substantially all of the Company's assets; (iv) the Company's assets are seized; (v) the Company defaults in the payment of compensation; (vi) a Change in Control Event (as described in the agreement) occurs; (vii) Mr. Schweers terminates his employment for good reason; (viii) Mr. Schweers dies or becomes permanently disabled; (ix) the Company terminates his employment without cause; or (x) certain investors' voting or investment position in the Company is substantially reduced. In addition, the executive agreement prohibits Mr. Schweers from selling, assigning, or disposing of more than a specified number of shares of Common Stock without the written consent of the Company. Under the compensation agreement described below, however, Mr. Schweers may borrow from the Company up to 20% of the "market value" (as defined in the agreement) of the Common Stock he owned on December 20, 1990. The executive agreement also prevents him from selling, disposing, or assigning more than a specified number of shares of Common Stock that he may acquire upon exercise of options he held on that date without the written consent of the Company. In order to generate proceeds to reduce indebtedness secured by shares of Common Stock, Mr. Schweers is allowed to receive cash in lieu of exercising options.

     In conjunction with the executive agreement, the Company entered into a five-year compensation agreement with Mr. Schweers that provides for: (i) annual minimum compensation starting at $175,000 and increasing $25,000 each year, plus annual $50,000 special cash payments; (ii) immediate vesting of then-existing options; and (iii) the grant of new options to purchase 20,000 shares of Common Stock. In addition, Mr. Schweers was granted the right to borrow from the Company money equal to 20% of the "market value" (as defined in the agreements) of the shares of Common Stock held by Mr. Schweers on December 20, 1990, to be secured by shares of Common Stock. The compensation agreement may be terminated for "good reason" (as defined in the agreements), for cause by the Company, or upon Mr. Schweers' death or permanent disability.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 15

     In October 1991, in lieu of his exercising his contractual right to borrow cash from the Company pursuant to his compensation agreement described above, the Company loaned Mr. Schweers $1,031,806 which Mr. Schweers used to purchase shares of Common Stock. This loan is secured by a pledge of 396,849 shares of Common Stock. The loan bears interest at 9.5% per annum, and the interest is payable in annual installments on May 15, 1994, 1995, and 1996. The entire principal is due on May 15, 1996. The largest aggregate amount of Mr. Schweer's indebtedness to the Company outstanding at any time during fiscal year 1994 was $858,741 plus accrued interest. The outstanding balance as of the May 4, 1994, Record Date is $686,806, plus accrued interest.

     It has been proposed that the executive and compensation agreements with Mr. Schweers be terminated and a new arrangement with Mr. Schweers be adopted. In addition, it has been proposed that the terms of the loan to Mr. Schweers made pursuant to these agreements be revised. As of the date of this Proxy Statement, these proposed arrangements have not been completed.

     Marc Tipermas. Effective March 1, 1994, the Company entered into a three-year employment agreement with Dr. Tipermas for his services as Executive Vice President and Director of Corporate Development of the Company. Dr. Tipermas also is a director of the Company. In addition to delineating Dr. Tipermas' areas of responsibility and reporting line, the agreement provides for: a minimum base salary of $275,000 in fiscal year 1995, $290,000 in fiscal year 1996, and $300,000 in fiscal year 1997; annual bonus compensation to be determined by the Compensation Committee of the Company's Board of Directors (in amounts specified in the agreement and with minimum cash bonuses of $45,000 to be paid at the beginning of each of fiscal years 1995 and 1996); severance payments as provided under the Company's Senior Executive Officers Severance Plan; eligibility under the Company's employee benefit plans; cancellation of 60,000 existing options to purchase the Company's Common Stock at exercise prices ranging from $8.25 to $9.51; the grant of 125,000 five-year options (vesting in 31,250 increments over four years and expiring on November 15, 1999) at fair market value on the date of grant ($3.48 on April 4, 1994); and a one-year non-competition period following voluntary or "for cause" employment termination.


================================================================================
           AGREEMENTS AND TRANSACTIONS WITH OTHER EXECUTIVE OFFICERS
================================================================================

     Douglas W. McMinn. In November 1993, the Company and Mr. McMinn signed an employment agreement under which Mr. McMinn will provide his services as an Executive Vice President and Group President of the Company's International Operations Group for a two-year period ending October 15, 1995. In addition to specifying Mr. McMinn's salary, bonuses, options, and other benefits, the agreement provides that if both Mr. McMinn and the Company agree, Mr. McMinn's employment will be extended for one year on terms comparable to those set forth in the agreement. In lieu of such an extension, the agreement provides for a one-year consulting arrangement between Mr. McMinn and the Company beginning at the termination of Mr. McMinn's employment. The agreement further provides that at the end of the agreement term, Mr. McMinn has (a) the right to purchase from the Company the use of the name "Global Trade and Investment, Inc." ("GTI") for a nominal amount and (b) the option to maintain the existing GTI contracts under the financial administration of the Company or to terminate such contracts. For those GTI contracts which continue under the financial administration of the Company, the agreement provides that Mr. McMinn will receive a specified commission based on earnings under these contracts. The commissions are to be paid out at six-month intervals commencing May 15, 1996.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 16

     Alvin S. Rapp. In November 1993, the Company entered into an employment agreement with Mr. Rapp for his services as an Executive Vice President and as Group President of the Company's Engineering & Construction Group. In addition to delineating Mr. Rapp's areas of responsibility and reporting line, the agreement provides for his salary, bonuses, options, other employee benefits, and interest-free loans to facilitate the sale of Mr. Rapp's California residence and the purchase of a new residence near the Company's Virginia headquarters. As of the May 4, 1994, Record Date, two of these loans (each dated December 15, 1993) totaled $248,546, each payable out of the balance (if any) of the proceeds of the sale of Mr. Rapp's California residence. The third loan (dated January 20, 1994): has a balance of $300,000 as of the May 4, 1994, Record Date; is secured by Mr. Rapp's Virginia residence; and is due and payable in full on the earliest to occur of (a) January 20, 1999, (b) termination of Mr. Rapp's employment by the Company, (c) provision of reasonably satisfactory substitute collateral, or (d) the occurrence of a defined event of default. The largest aggregate amount of Mr. Rapp's indebtedness to the Company outstanding at any time during fiscal year 1994 was $548,546.

     Ronald R. Spoehel. Mr. Spoehel is Senior Vice President, Chief Financial Officer (Acting), and Treasurer of the Company. In December 1990, the Company entered into a letter agreement with Mr. Spoehel for his services as a Senior Vice President; the agreement specifies his starting salary, bonus eligibility, option grant, and other employment benefits. In September 1990, the Company loaned Mr. Spoehel $100,000 for use primarily in the purchase of Common Stock. The loan currently bears interest at 5.3% per annum and is adjusted annually on June 1 to the "Applicable Federal Rate" as defined by the Internal Revenue Service. Accrued interest is payable on May 31, 1996. Under the promissory note between Mr. Spoehel and the Company, $20,000 annual principal payments on this loan are forgiven each year; the accrued interest will be forgiven on May 31, 1996. The largest aggregate amount of Mr. Spoehel's indebtedness to the Company outstanding at any time during fiscal year 1994 was $60,000, plus accrued interest. The outstanding balance as of the May 4, 1994, Record Date is $40,000, plus accrued interest.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 17

================================================================================
                            STOCK PERFORMANCE GRAPH
================================================================================


                             [GRAPH APPEARS HERE]

     The above graph plots cumulative shareholder returns on a $100 investment in ICF Kaiser International, Inc. Common Stock for the past five years. The NASDAQ Composite Index, the S&P 500 Index, and an environmental index which includes seven companies (Harding Associates, Incorporated; International Technology Corporation; EA Engineering, Science, and Technology, Inc.; EMCON; OHM Corporation; TRC Companies; and Roy F. Weston, Inc.) are shown for comparison and include reinvestment of dividends where applicable. The Company's 1993 proxy statement included the environmental company of Geraghty & Miller as one of eight companies in that year's environmental index; this company was acquired by another company in December 1993, and it no longer is appropriate to include it in the environmental index.

     The Company began trading on the New York Stock Exchange on September 14, 1993, and ceased trading on the NASDAQ National Market System on September 13, 1993. The NASDAQ Composite Total Return Index will not be included in the Company's future proxy statements.


===============================================================================
                        Cumulative Shareholder Return
- - -------------------------------------------------------------------------------
                                   Initial
                                   Public    Last trading date in fiscal years
                                  Offering
                                             ----------------------------------
                                  12/14/89    1990   1991   1992   1993   1994
- - -------------------------------------------------------------------------------
S&P 500                              $  100  $  97  $ 111  $ 129  $ 142  $ 154
- - -------------------------------------------------------------------------------
NASDAQ Composite Total Return        $  100  $  94  $ 103  $ 148  $ 157  $ 185
- - -------------------------------------------------------------------------------
Peer Group                           $  100  $ 103  $ 160  $ 189  $ 163  $ 146
- - -------------------------------------------------------------------------------
ICF Kaiser International, Inc.       $  100  $  84  $ 197  $ 112  $  81  $  46
===============================================================================


- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 18

================================================================================
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
================================================================================

Powers of the Compensation Committee

     The Board of Directors has delegated the following powers to its Compensation Committee (the "Committee"). The Committee reviews the annual salary, bonuses, stock option grants, and other benefits (direct and indirect) paid to the CEO, all executive officers, and other members of senior management. The Committee reviews employment agreements and other employment-related arrangements (both proposed and existing) with that same group of employees. Following review of these compensation matters, employment agreements, and other arrangements, the Committee presents its recommendations to the full Board of Directors for its final approval on these matters. The Committee also reviews and recommends for approval of the Board of Directors the total amount of stock options granted and annual bonuses paid by the Company to the management staff of the Company.

      The Committee reviews and submits to the full Board of Directors its recommendations concerning new executive compensation plans or new stock plans. On behalf of the Board, the Committee administers the Company's Stock Incentive Plan, the Employee Stock Purchase Plan, the Section 401(k) Plan, the Retirement Plan, the Non-employee Directors Stock Option Plan, the Long-term Incentive Compensation Plan, the Senior Executive Officers' Severance Plan, and all welfare benefit plans to the extent such Plans require the involvement of the Board of Directors. The Committee has authority to determine whether indemnification of officers, directors, and/or employees should be provided in specific cases. Finally, the Committee has the power to establish, and then periodically review, the Company's policies in the area of management perquisites with the full Board of Directors having final decision-making authority with respect to perquisites for executive officers and other members of senior management. The Company does not grant significant perquisites to any of its employees.

The Company's Executive Compensation Philosophy

     The Company's executive compensation philosophy has not changed significantly since fiscal year 1993: the Company's philosophy is to provide levels of total direct compensation (including compensation for the CEO) at approximately the 50th percentile to 25% above the 50th percentile of total direct compensation paid to comparable employees by other companies. These levels are based on compensation data on positions of similar content in the industrial sector provided by an independent compensation consulting firm hired to provide this information in fiscal year 1993. The Committee did not commission a new study in fiscal year 1994. In addition, the Company's executive compensation philosophy is to reward performance (including performance by the CEO) based on the individuals' initiative, achievements, and contributions to overall corporate performance during the fiscal year.

     The key elements of executive compensation are salary, annual bonuses (primarily designed to reward performance and to attract and retain highly qualified executive officers), and annual grants of stock options (primarily based on long-term performance and designed to provide strong incentives for superior, long-term future performance). As mentioned above, the Company does not grant significant perquisites to its employees or officers.

     The Committee takes into account the Company's overall performance during the fiscal year and generally will give this corporate performance factor approximately equal weight to individual performance when making executive compensation decisions. In fiscal years 1993 and 1994, the corporate performance factor was given more than equal weight in these decisions.

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 19

Named Executive Officers

     In fiscal year 1994, the executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement were:

          James O. Edwards, Chief Executive Officer
          Stephen W. Kahane, Executive Vice President
          Raymond E. List, former Executive Vice President
          Kenneth A. Schweers, Executive Vice President
          Marc Tipermas, Executive Vice President

In this Report, any executive officer named in the referenced Table will be referred to as a "Named Executive Officer."

Agreements affecting Executive Compensation in Fiscal Year 1994

     For fiscal year 1994, in view of the overall corporate performance of the Company, the decisions on salary to be paid for the CEO and Mr. Schweers were almost exclusively based on the Company's legal obligations under pre-existing employment and compensation agreements with Messrs. Edwards and Schweers.

     The agreements for Messrs. Edwards and Schweers are described in detail on pages 14 and 15, respectively, of this Proxy Statement. These agreements were approved by the Board of Directors at a meeting of the full Board held on December 18, 1990, at which time it was the collective opinion of the Board that the execution of these agreements was in the best interests of the Company in that they assured the Company of the continued, long-term service of these individuals at compensation levels appropriate for the positions they held. As a Board member, Mr. Edwards recused himself from any discussion or participation in the Board of Directors action with respect to his agreements.

     At a meeting of the Committee held on June 26, 1993, the Committee reviewed a new employment agreement with Mr. Raymond E. List, a Named Executive Officer and an Executive Vice President of the Company during fiscal year 1994. The Committee determined that the amount of Mr. List's proposed salary fell within the executive compensation levels of the fiscal year 1993 study described above in the executive compensation philosophy section of this Report. The termination provisions of the proposed agreement provided for a termination payment in an amount equal to 75% of Mr. List's annual salary, a formula the Committee noted was identical to the severance payment formulas in employment agreements with other executive officers of the Company. The Committee unanimously recommended to the full Board of Directors that the employment agreement with Mr. List be approved. The Board of Directors accepted the Committee's recommendation at its June 26, 1993 meeting.

Compensation of the Chief Executive Officer

     In fiscal year 1994 and as discussed above, the Committee determined that the CEO would be paid only the amounts required to be paid pursuant to the CEO's pre-existing compensation agreement with the Company. In view of overall corporate performance, no stock options were granted to, and no performance based bonus was paid to the CEO for his services to the Company during fiscal year 1994.

     The Committee made no determination as to whether the total direct compensation paid to the CEO in fiscal year 1994 was comparable to total direct compensation levels paid to CEO's in other companies. In fiscal year 1993, the Committee had determined that the total direct compensation paid to the CEO in that year was less than one-half of the mid-point of total direct compensation levels paid to individuals in comparable positions in other companies (based on compensation data on positions of similar content in the industrial sector provided by an independent compensation consulting firm hired to provide this information in fiscal year 1993).

- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 20

Compensation of Other Named Executive Officers

     The Committee's action with respect to Messrs. Schweers and List is discussed above. Drs. Kahane and Tipermas were not Named Executive Officers in fiscal year 1993. Both were included in the group of senior officers whose salaries were reviewed during fiscal year 1993 and determined by the Committee to be within the levels described above in the executive compensation philosophy section of this Report.

     At a Compensation Committee meeting held on April 4, 1994, the Committee reviewed proposed employment agreements with Drs. Kahane and Tipermas and determined that the proposed salaries were appropriate for each based on each person's commitment to remain with the Company for a specified period of time and each person's agreement not to compete with the Company for a specified period of time should either leave the employ of the Company. Both Dr. Kahane and Dr. Tipermas are participants under the Senior Executive Officers Severance Plan approved by the Committee at the same meeting, and their proposed employment agreements provided for severance payments pursuant to that Plan. The proposed employment agreements also provided for future bonus payments and for stock options that do not begin vesting until fiscal year 1996. The Committee determined that, in view of the overall performance of the Company in fiscal year 1994, no performance based bonuses were to be paid and no stock options were to be granted to Drs. Kahane and Tipermas for their services in fiscal year 1994. The employment agreements with Drs. Kahane and Tipermas are described on pages 14 - 15 and 16, respectively, of this Proxy Statement. The Committee unanimously recommended to the full Board of Directors that the employment agreements with Drs. Kahane and Tipermas be approved. The Board of Directors accepted the Committee's recommendation at its May 5, 1994, meeting.

     The Committee determined at the beginning of fiscal year 1994 that a performance based cash bonus was to be awarded to Mr. Schweers based on his individual initiative, achievements, and contribution to overall corporate performance. In determining the amount of the bonus, the Committee reviewed the Company's revenue sources and revenue amounts directly attributable to Mr. Schweers' services and awarded Mr. Schweers a bonus amount related thereto. At the end of the fiscal year, an additional performance based bonus was awarded to Mr. Schweers, with the amount determined in the same manner. No stock options were awarded to Mr. Schweers in fiscal year 1994.

     No performance based bonus payment was made to and no stock options were granted to Mr. List in fiscal year 1994; Mr. List left the employ of the Company effective March 1, 1994.

The Company's Long-term Incentive Compensation Plan

     Effective March 1, 1992 (the beginning of fiscal year 1993), the Board of Directors accepted the recommendation of the Committee and adopted the Company's Long-term Incentive Compensation Plan (the "LTI") for designated senior executives, including the CEO, the Named Executive Officers, and other officers of the Company who have a direct impact on the Company's long-term business and financial success (the "LTI participants"). The LTI was described in full in the 1993 Proxy Statement. No awards are made to LTI participants if the Company's earnings per share falls below the threshold amount. For that reason, no LTI awards were made for fiscal year 1994. When awards are to be made, the Committee will approve the award level after reviewing the recommendations for each LTI participant made by a management-staffed Long-Term Compensation Committee.

The Company's Senior Executive Officers Severance Plan

     On April 4, 1994, the Compensation Committee of the Board of Directors approved the adoption of the Company's Senior Executive Officers Severance Plan (the "SEOSP"). The eligible participants in the SEOSP are the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the General Counsel, and any Executive Vice President or other officer of equivalent rank as designated by the Compensation Committee. The terms of the SEOSP are described on page 13 of this Proxy Statement.


- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 21

     In considering the adoption of the SEOSP, the Committee reviewed the findings of an informal study of executive recruiting firms with respect to severance payments usually available to executive personnel and of severance plans of comparable companies. It was noted that the severance arrangements then provided on a Company-wide basis did not adequately provide for severance payments to executive personnel. The Committee noted that the proposed SEOSP would provide for severance payments to executive personnel at approximately the mid-range of the plans and recruiting firms' comments contained in the informal study, and, therefore, recommended adoption of the SEOSP to the full Board of Directors. The Board of Directors accepted the recommendations of the Committee and adopted the Plan at its May 5, 1994, meeting.


This report is being submitted by the following members of the Compensation
Committee:

          VOTING MEMBERS DURING FISCAL YEAR 1994
          AND AS OF THE DATE OF THIS PROXY STATEMENT:

               Frederic V. Malek (Chairman)
               Gian Andrea Botta
               Tony Coelho

          NON-VOTING MEMBER DURING FISCAL YEAR 1994
          AND AS OF THE DATE OF THIS PROXY STATEMENT:

               James O. Edwards


- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 22

================================================================================
                                 OTHER MATTERS
================================================================================

     At May 20, 1994, management was not aware that any matters not referred to on the enclosed proxy card would be presented for action at the meeting. If any such matter properly comes before the meeting, shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the holders of such proxies.

     Shareholder Proposals and Other Business. Shareholders wishing to submit proposals to be included in the Proxy Statement for the 1995 Annual Meeting should submit them in writing to the Secretary of the Company, ICF Kaiser International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, no later than January 20, 1995. A shareholder's notice with respect to other business to be brought before the 1995 Annual Meeting by such shareholder must set forth as to each matter of business:
     (a) a brief description of such business and the reasons for conducting it at the meeting,
     (b) the name and address of the shareholder proposing such business,
     (c) the class, series and number of shares of the capital stock of the Company beneficially owned by such shareholder, and
     (d) any material interest of such shareholder in such business.

     Director Nominations. Shareholders wishing to nominate persons for election as a director at the 1995 Annual Meeting, or otherwise to present business at that meeting, must do so pursuant to a timely notice sent in writing to the Secretary of the Company, ICF Kaiser International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031. To be timely, the notice must be received by the Company at the above address not less than 60 days nor more than 90 days prior to the 1995 Annual Meeting. In the event that shareholders are notified, or public disclosure is made, of the date of the 1995 Annual Meeting less than 75 days before such date, a notice will be considered timely if it is received by the Company not later than the close of business on the 15th day following the earlier of the day on which shareholders were notified, or such public disclosure was made. A shareholder's notice of nomination must set forth:
     (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election or reelection as a director
         (i) the name, age, business address, and residence address of such person,
         (ii)  the principal occupation or employment of such person,
         (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person, and
         (iv) any other information relating to such person that is required to be disclosed in solicitation for proxies for elections of directors pursuant to the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and
     (b) as to the shareholder giving the notice
         (i)   the name and record address of such shareholder and
         (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Company if elected.

     The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. Persons nominated by shareholders for election as a director will not be eligible to serve as a director, unless nominated in accordance with the foregoing procedures.

     This Proxy Statement is provided by direction of the Board of Directors.


                                     /s/ Paul Weeks, II
May 20, 1994                         Paul Weeks, II
                                     Senior Vice President, General Counsel
                                      and Secretary


- - --------------------------------------------------------------------------------
ICF Kaiser International, Inc. 1994 Proxy Statement                      Page 23

[X] Please mark your                                                      7225
    votes as in this
    example

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors and FOR proposal 2.

- - -------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR election of directors and FOR proposal 2.
- - -------------------------------------------------------------------------------
                  FOR   WITHHELD                       FOR    AGAINST   ABSTAIN

1. Election of    [_]      [_]     2. Approval of      [_]      [_]       [_]
   Directors                          Appointment
  (see reverse)                       of Independent
                                      Public
                                      Accountants

For, except vote withheld from the following nominee(s):


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SIGNATURE(S)________________ DATE __________    The signer hereby revokes all
                                                proxies heretofore given by the
                                                signer to vote at said meeting
                                                or any adjournments thereof.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                           FOLD AND DETACH HERE




                                Annual Meeting
                                      of
                        ICF Kaiser International, Inc.
                                 Shareholders

                             Friday, June 24, 1994
                                    9:00 am
                                  Auditorium
                               9300 Lee Highway
                                  Fairfax, VA


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                                    Agenda
                                    ------

*    Election of three directors
*    Approval of the appointment of independent public accountants
*    Report on the progress of the Company
*    Questions from shareholders in attendance

================================================================================

[logo] ICF KAISER     Proxy Solicited on Behalf of the Board of Directors of the
                      Company for the Annual Meeting of Shareholders to be held on Friday, June 24, 1994

P    The undersigned hereby constitutes and appoints James O. Edwards, Ronald
R    R. Spoehel and Paul Weeks, II, and each of them, his or her true and
O    lawful agents and proxies with full powers of substitution in each, to
X    represent the undersigned at the Annual Meeting of Shareholders of ICF
Y KAISER INTERNATIONAL, INC. to be held at the headquarters of the Company, 9300 Lee Highway, Fairfax, Virginia on Friday, June 24, 1994, at 9:00 a.m., and at any adjournments thereof, on all matters coming before said meeting.


             Election of Directors, Nominees:  Gian Andrea Botta
                                               Tony Coelho
                                               Marc Tipermas


     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies named above cannot vote your shares unless you sign and return this card.

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                          FOLD AND DETACH HERE



[logo] ICF KAISER                                        Annual Meeting
                                                         of Shareholders
                                                         June 24, 1994
                                                         9:00 am

                                                         Auditorium
                                                         9300 Lee Highway
                                                         Fairfax, VA 22031